Exhibit 10.0 - Mahatta Mineral Property Purchase Agreement dated April 11, 2005


                           PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made as of the 11th day of April, 2005

AMONG:

         RAZOR RESOURCES, INC., a company existing under the laws of the State of Nevada and having its head office at PO BOX 27581, 650 41st Avenue West, Vancouver, B.C. V5Z 4M4.


         ("Razor")

AND:

         RAYMOND WEI MING XU, of 3216 Oak Street, Vancouver, B.C., V6H 2L3;

         (the "Vendor")

WHEREAS:

A. The Vendor holds, directly or indirectly, interests in certain mineral exploration claims located in British Columbia;

B. The Vendor wishes to sell and Razor wishes to purchase a 100% interest in the Property on the terms and conditions contained in this Agreement.

In consideration of the premises, covenants and agreements contained in this Agreement, the parties covenant and agree each with the other as follows:

INTERPRETATION

Definitions
-----------

For the purposes of this Agreement and the recitals in and Schedule to this Agreement, unless the context otherwise requires, the following words and phrases will have the meanings indicated below:

         a) "Agreement" means this Agreement including the recitals and Schedule hereto, which are incorporated by this reference, as amended and supplemented;


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         b)       "Property" means the mineral exploration claims located in
                  British Columbia and listed in Schedule 1 hereto;

         c) "Purchase Price" means 250,000 shares of restricted common stock in the capital of Razor;

         d)       "The Vendor" means Raymond Wei Ming Xu;

         e) "Razor" means Razor Resources Inc., a company incorporated and existing under the laws of Nevada;

Interpretation
--------------

In this Agreement, except as otherwise expressed or provided or as the context otherwise requires:

         a) the headings and captions are provided for convenience only and will not form a part of this Agreement, and will not be used to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions; and

         b) a reference to time or date is to the local time or date in Port Moody, British Columbia, Canada, unless specifically indicated otherwise;

Amendment
---------

No amendment, waiver, termination or variation of the terms, conditions, warranties, covenants, agreements and undertakings set out herein will be of any force or effect unless the same is reduced to writing duly executed by all parties hereto in the same manner and with the same formality as this Agreement is executed.

Waiver
------

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar) and no waiver will constitute a continuing waiver unless otherwise expressly provided.

Schedule
--------

The following Schedule are attached hereto and form a part hereof:

              Schedule         Subject

                1         Description of Property

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PURCHASE AND SALE
-----------------

Purchase and Sale
-----------------

Subject to the terms and conditions of this Agreement and based on the representations and warranties contained in this Agreement, Razor hereby offers to purchase the Property from the Vendor and the Vendor hereby agrees to sell the Property to Razor.

Consideration
-------------

In consideration for the sale by the Vendor to Razor of the Property, Razor will pay the Purchase Price for the Property to the Vendor on the Closing date.

REPRESENTATIONS AND WARRANTIES
------------------------------

Representations and Warranties of The Vendor
--------------------------------------------

The Vendor represents and warrants to and in favour of the Razor as follows and acknowledges that Razor is relying upon such representations and warranties in consummating the transactions contemplated by this Agreement:

         a) This Agreement has been duly executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor in accordance with its terms;

         b) Schedule 1 hereto contains an accurate and complete description of the Property;

         c) No person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any interest in the Property;

         d) The entering into, execution, delivery and performance by the Vendor of this Agreement will not violate or contravene or conflict with or result in a breach of or default or give rise to any right of termination, acceleration, cancellation or modification under any of the terms and conditions of any contract, agreement, commitment, arrangement or understanding pursuant to which the Vendor holds or has acquired its interest in the Property or any other contract, agreement, commitment, arrangement, understanding or restriction, written or oral, to which the Vendor is a party or by which it is bound;

         e) To the best of the knowledge of the Vendor after due enquiry, there are no legal conflicts of any nature and no investigations or legal or administrative affairs pending against the Vendor in connection with the Property or for any other cause and there is no pending or threatened decree, decision, sentence, injunction, order or award of any court, arbitral tribunal or governmental authority or any action, procedure, arbitration, administrative or judicial investigation, actual or threatened, with respect to the Vendor or the Property;

         f) The Vendor holds all right, title and interest in and to the Property, and the Property is free of any lien, claim, pledge, privilege, levy, lease, sublease or rights of any person and

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                  other than government royalties, government work requirements and other conditions imposed by a governmental authority;

Representations and Warranties of Razor
---------------------------------------

Razor represents and warrants to and in favour of the Vendor as follows and acknowledges that the Vendor are relying upon such representations and warranties in consummating the transactions contemplated by this Agreement:

         a) Razor is a corporation duly incorporated and validly subsisting and in good standing in the State of Nevada;

         b) Razor has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

         c) The execution and delivery of this Agreement and the completion of the transactions contemplated herein will constitute a valid and binding obligation of Razor enforceable against it in accordance with its terms;

         d) The entering into, execution, delivery and performance by the Razor of this Agreement will not violate or contravene or conflict with or result in a breach of or default or give rise to any right of termination, acceleration, cancellation or modification under any of the terms and conditions of any contract, agreement, commitment, arrangement, understanding or restriction, written or oral, to which Razor is a party or by which it is bound or under the constating documents or directors' or shareholders' resolutions of Razor;

CLOSING
-------

Time and Place of Closing
-------------------------

The closing (the "Closing") of this Agreement will take place at the offices of Razor at 2:00 p.m. (Vancouver time) on April 12, 2005.

Closing Documents

At Closing, the parties hereto will table the following documents:

         a) Documents of The Vendor: The Vendor will table for delivery to Razor title transfer documents relating to the Property in a form acceptable to Razor's legal counsel.

         b) Documents of Razor. Razor will table for delivery to the Vendor a certificate respresenting 250,000 fully paid, non-assessable shares of common stock in the capital of Razor registered in the name of the Vendor.

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TERMINATION
-----------

Mutual Termination
------------------

This Agreement may, prior to Closing, be terminated by the parties hereto by mutual agreement in writing notwithstanding anything contained herein.



GENERAL PROVISIONS

Time of Essence
---------------

Time is and will be of the essence of each and every provision of this Agreement.

Finder's Fees and Brokers' Commission
-------------------------------------

Each of the parties hereto represents to the other that it has not incurred any liability for any finders' fee or brokers' commission in connection with the execution of this Agreement or the consummation of the transactions contemplated herein.

Expenses
--------

Razor will be responsible for all fees and expenses in connection with the preparation, execution and delivery of this Agreement and the preparation and completion of all other agreements, documents, approvals and transactions contemplated by this Agreement.

Further Assurances
------------------

Each of the parties hereto will, whether before or after Closing and at the expense of Razor, execute and deliver all such further documents and instruments, give all such further assurances, and do all such acts and things as may reasonably be required to carry out the full intent and meaning of this Agreement.

Entire Agreement
----------------

This Agreement and the Schedule hereto contain the whole agreement among the parties hereto in respect of the subject matter hereof and supersedes and replaces all prior negotiations, communications and correspondence between the parties hereto. There are no warranties, representations, terms, conditions or collateral agreements, express or implied, statutory or otherwise, among the Vendor and Razor other than as expressly set forth in this Agreement and the Schedule hereto.

Enurement
---------

This Agreement will enure to the benefit of and be binding upon each of the parties hereto and their respective successors, liquidators and permitted assigns.

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Assignment
----------

No party hereto may assign any of its right, title or interest in, to or under this Agreement, nor will any such purported assignment be valid amongst the parties hereto, except with the prior written consent of all parties hereto, such consent not to be unreasonably withheld.

Governing Law
-------------

This Agreement will be construed and interpreted in accordance with the laws of the Province of British Columbia, Canada and the laws of Canada applicable therein. The parties hereto irrevocably attorn to the jurisdiction of the arbitrators and courts of the Province of British Columbia, Canada and the venue for any actions or arbitrations arising out of this Agreement will be Port Moody, British Columbia.

Notices
-------

All notices and other required communications to the parties hereto shall be in writing and shall be addressed respectively to each respective party at the addresses first written above. All notices shall be given (i) by personal delivery to the party by leaving a copy at the place specified for notice with a receptionist or an apparently responsible individual, or (ii) by electronic facsimile communication. All notices will be effective and will be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours and, if not delivered during normal business hours, on the next business day following delivery, and (ii) if by electronic communication, on the next business day following receipt of the electronic communication. A party hereto may change its address for notice by notice to the other party.

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Counterparts
------------

This Agreement, and any certificates or other writing delivered in connection herewith, may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same documents, and all such counterparts will be construed together and will constitute one and the same instrument. The execution of this Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto, and executed copies delivered to each party who is a party hereto or thereto. Such delivery may be made by facsimile transmission of the execution page or pages, hereof or thereof, to each of the other parties by the party signing the particular counterpart, provided that forthwith after such facsimile transmission, an originally executed execution page or pages is forwarded by prepaid express courier to the other party by the party signing the particular counterpart.


The parties hereto have executed and delivered this Agreement as of the date first written above.

RAZOR RESOURCES, INC.

Per:

----------------------
Authorized Signatory




/s/ Raymond Wei Ming Xu
-----------------------------
Raymond Wei Ming Xu


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                                   Schedule 1

                             Description of Property



            Claim Name                                  Tenure Number
            ----------                                  -------------
             Mahatta                                       510120